                                                                     Exhibit 4.1


-------------------                                        ---------------------
      NUMBER                                                       SHARES
                            [TORCH LOGO APPEARS HERE]
TO

-------------------                                        ---------------------

                              TORCH OFFSHORE, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               CUSIP 891019 10 1


THIS IS TO CERTIFY THAT                                  SEE REVERSE FOR CERTAIN
                                                         DEFINITIONS AND LEGENDS







IS THE OWNER OF


  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF
                               $.01 PER SHARE, OF

                              TORCH OFFSHORE, INC.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation, as amended, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



/s/ LANA J. HINGLE STOCKSTILL   [TORCH CORPORATE SEAL]    /s/ LYLE STOCKSTILL

SECRETARY                                              CHAIRMAN OF THE BOARD AND
                                                         CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
               AMERICAN STOCK TRANSFER & TRUST COMPANY
                         (New York, N.Y.)                         TRANSFER AGENT
                                                                   AND REGISTRAR
BY


                                                            AUTHORIZED SIGNATURE

                              TORCH OFFSHORE, INC.

               CERTAIN RESTRICTIONS ON TRANSFERS TO NON-CITIZENS

      The Corporation's Certificate of Incorporation provides that any transfer of the capital stock of the Corporation that would result in the ownership or control by one or more persons who is a Non-Citizen, as defined below, of an aggregate percentage of the shares of the Corporation's capital stock or voting power in excess of the Permitted Percentage, will, until such ownership no longer exceeds such permitted Percentage, be void and ineffective against the Corporation. The Certificate further requires the Corporation to withhold the payment of dividends on and suspend the voting rights of any shares deemed to be in excess of the Permitted Percentage. The Permitted Percentage is a percentage 2% less than the percentage that would cause the Corporation to be no longer qualified as a Citizen qualified to engage in coastwise trade under the Merchant Marine Act of 1936, as amended, the Shipping Act of 1916, as amended and the regulations promulgated thereunder.

      Accordingly, if any transfer or purported transfer of the Corporation's Common Stock would cause the percentage of outstanding shares of Common Stock Owned by Non-Citizens to exceed the Permitted Percentage, then neither the Corporation nor its transfer agent shall register such transfer or purported transfer on the Corporation's stock transfer records, and neither the Corporation nor its transfer agent shall recognize any such transferee or purported transferee as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation as provided in the Certificate of Incorporation.

      The Corporation will furnish to any stockholder upon request and without charge, copies of the applicable provisions of the Certificate of Incorporation and the Bylaws. Any such request may be addressed to the Corporation or to the transfer agent. The shares represented by this Certificate will be transferred on the books of the Corporation only if the Application for transfer set forth below has been executed by the transferee.

         "Citizen" shall mean: (i) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law; (ii) any corporation (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which not less than 75% of its stock is owned beneficially or held of record by persons who are Citizens, or may be voted by such persons, or which by any other means whatsoever is controlled by such persons, or in which control is permitted to be exercised by such persons (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose), (C) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such persons are Citizens and (D) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens; (iii) any partnership (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which all general partners are Citizens and (C) of which not less than 75% interest is owned beneficially or held of record by persons who are Citizens, or may be voted by such persons, or which by any other means whatsoever is controlled by such persons, or in which control is permitted to be exercised by such persons (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose);
(iv) any association or limited liability company (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) whose president or other chief executive officer (or equivalent position), chairman of the board of directors (or equivalent committee or body) and all persons authorized to act in the absence or disability of such persons are Citizens, (C) of which not less than 75% of the voting power is owned beneficially or held of record by persons who are Citizens, or may be voted by such persons, or which by any other means whatsoever is controlled by such persons, or in which control is permitted to be exercised by such persons (the Board of Directors being authorized to determine reasonably the meaning of "control" for this purpose) and (D) of which more than 50% of that number of its directors (or equivalent persons) necessary to constitute a quorum are Citizens; (v) any joint venture (if not an association, corporation or partnership) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (B) of which all co-venturers are Citizens, and (vi) any trust (A) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (B) of which the trustee is a Citizen and (C) of which not less than a 75% interest is held for the benefit of Citizens.

      "Non-Citizen" shall mean any person other than a Citizen.

      The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common               UNIF GIFT MIN ACT-___________ Custodian ____________
TEN ENT - as tenants by the entireties                            (Cust)               (Minor)
JT TEN  - as joint tenants with right of                          under Uniform Gifts to Minors
          survivorship and not as tenants                         Act__________________
          in common                                                        (State)


    Additional abbreviations may also be used though not in the above list.

For value received ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
                                  OF ASSIGNEE)

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----------------------------------------------------------------------- Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------- Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated__________________

                         -------------------------------------------------------

Signature(s) Guaranteed:


--------------------------------------------------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.
RULE 17Ad-15.


KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.